                                                                     Exhibit 23

                                                            [LOGO]


                  Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation of our reports dated February 11, 2000 included (or incorporated by reference) in this Form 10-K into Dole Food Company, Inc.'s previously filed Registration Statements on Form S-3 Registration Nos. 33-41480, 33-64984, 333-07849, and 333-61689; Form S-8 Registration Nos. 2-87475, 33-594,
33-28782, 33-60643,33-60641, 33-42152, 333-13739, and 333-06949; and Form N-2
Registration Nos. 333-325 and 811-7499.



/ s / Arthur Andersen LLP
     ----------------------
      Arthur Andersen LLP


Los Angeles, California
March 30, 2000